UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 7, 2013

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

EXPLANATORY NOTE

This amendment on Form 8-K/A (the “Amendment”) amends the Current Report for MusclePharm Corporation (the “Company”) on Form 8-K, as initially filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2013 (the “Original Report”). The purpose of this Amendment is to correct and clarify the timing of the transactions discussed in the Original Report. This Amendment is an amendment and restatement of the Original Report, in its entirety in order to provide a complete presentation.

ITEM 8.01	OTHER INFORMATION

MusclePharm Corporation (the “Company”) has sent to MusclePharm Sportswear LLC (“MPS”) a Notice of Intent to Terminate pursuant to the MusclePharm Sportswear License Agreement (“Agreement”) dated June 2011, due to a material breach by MPS, thereby initiating a 30-day cure period (the “Cure Period”) during which time MPS may cure the material breach of the Agreement. If MPS fails, refuses or is unable for any reason to cure such breach during the Cure Period, the Company may terminate the Agreement upon three (3) days written notice to MPS. Accordingly, if MPS fails to cure such breach during the Cure period, and the Company terminates the Agreement, the Company shall no longer have any affiliation with MPS and its principle owner, Drew Ciccarelli. The Company will demand that, within thirty (30) days from the date of termination of the Agreement, MPS dissolve its company and stop using the name “MusclePharm” and/or “MusclePharm Sportswear LLC” in any manner or any fashion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: November 12, 2013
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President